Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Cash Portfolio and Term Portfolio of The North Carolina Capital Management Trust filed as part of this Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 002-77169 and 811-03455) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File Nos. 002-77169 and 811-03455).

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

August 30, 2004